    FOR IMMEDIATE RELEASE January 31, 2024 Investor Contacts: Investor.Relations@wbd.com 212-548-5882 Media Contact: Laura Watson Laura.Watson@wbd.com 747-288-5397 WARNER BROS. DISCOVERY TO REPORT FOURTH-QUARTER AND FULL-YEAR 2023 RESULTS ON FRIDAY, FEBRUARY 23 (New York, NY) — January 31, 2024— Warner Bros. Discovery, Inc. (the “Company”) (Nasdaq: WBD) today announced that it will report its fourth-quarter and full-year 2023 results on Friday, February 23, 2024, before the market opens. The Company will host a conference call at 8:00 a.m. ET that same day to discuss the results. Links to the live webcast of the conference call as well as the earnings materials will be available in the “Investor Relations” section of the Company’s website at https://ir.wbd.com/. A telephone replay of the call will be available approximately two hours after the completion of the call until March 2, 2024. The replay can be accessed via phone by dialing +1 800-770-2030 or +1 647-362- 9199 using playback passcode 1493434. A replay of the audio webcast will also be available in the “Investor Relations” section of the Company’s website for twelve months. About Warner Bros. Discovery: Warner Bros. Discovery is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of branded content across television, film, streaming and gaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, Max, discovery+, CNN, DC, Eurosport, HBO, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Pictures Animation, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com. ### Source: Warner Bros. Discovery, Inc.